SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by

Rule 14c-5(d)(2))

☒ Definitive Information Statement

PLASMATECH, INC.

(Name of Registrant as Specified In Its Charter)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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2) Aggregate number of securities to which transaction applies:

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4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

[LOGO OF PLASMATECH, INC.]

PLASMATECH, INC.

777 N. Rainbow Boulevard, Suite 250

Las Vegas, Nevada 89107

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about February 20, 2008 to the holders of record as of the close of business on February 4, 2008 of the common stock of PlasmaTech, Inc. (“PlasmaTech”).

PlasmaTech’s Board of Directors has approved, and a total of 1 stockholder owning 42,000,000 shares of the 70,920,000 shares of common stock outstanding as of February 1, 2008, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada General Corporation Law and PlasmaTech’s Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of PlasmaTech for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDER

GENERAL

PlasmaTech will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. PlasmaTech will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of PlasmaTech’s common stock.

PlasmaTech will only deliver one Information Statement to multiple security holders sharing an address unless PlasmaTech has received contrary instructions from one or more of the security holders. Upon written or oral request, PlasmaTech will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: PlasmaTech, Inc., 777 N. Rainbow Boulevard, Suite 250, Las Vegas, Nevada 89107. Attn: Christopher Brough, President. Mr. Brough may also be reach by telephone at (702) 851-1330.

INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to PlasmaTech’s Bylaws and the Nevada General Corporation Act, a vote by the holders of at least a majority of PlasmaTech’s outstanding capital stock is required to effect the action described herein. PlasmaTech’s Articles of Incorporation does not authorize cumulative voting. As of the record date, PlasmaTech had 70,920,000 voting shares of common stock issued and outstanding of which 35,460,001 shares are required to pass any stockholder resolutions. The consenting stockholder, who consist of 1 current stockholder of PlasmaTech, are collectively the record and beneficial owners of 42,000,000 shares, which represents approximately 59.22% of the issued and outstanding shares of PlasmaTech’s common stock. Pursuant to NRS 78.320 of the Nevada General Corporation Act, the consenting stockholder voted in favor of the actions described herein in a joint written consent, dated February 1, 2008. No consideration was paid for the consent. The consenting stockholder’s name, affiliations with PlasmaTech, and his beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Number of Shares of Common Stock Beneficially Held	Percentage

Christopher Brough	President, Secretary, Treasurer and Chairman of the Board of Directors	42,000,000	59.22%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 1, 2008, certain information regarding the ownership of PlasmaTech’s capital stock by each director and executive officer of PlasmaTech, each person who is known to PlasmaTech to be a beneficial owner of more than 5% of any class of PlasmaTech’s voting stock, and by all officers and directors of PlasmaTech as a group. Unless otherwise indicated below, to PlasmaTech’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of February 1, 2008 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 70,920,000 shares issued and outstanding on a fully diluted basis, as of February 1, 2008.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)

Christopher Brough (President, Secretary, Treasurer and Chairman of the Board of Directors) c/o PlasmaTech, Inc. 777 N. Rainbow Boulevard, Suite 250 Las Vegas, Nevada 89107	42,000,000 (2)	59.22%
John R. McLane (Director) c/o PlasmaTech, Inc. 777 N. Rainbow Boulevard, Suite 250 Las Vegas, Nevada 89107	0	0%
All officer and directors as a group (4 persons)	42,000,000	59.22%

(1) This table is based on 70,920,000 shares of common stock issued and outstanding on February 1, 2008.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to our highest paid officers and directors for our fiscal year ended February 28, 2007. No other compensation was paid to any such officer or directors other than the cash compensation set forth below.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Christopher Brough (1), President, Secretary, Treasurer and Director	2007 2006 2005	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

(1) Mr. Brough has served as President, Secretary, Treasurer and Director since July 9, 2004, and has received no compensation as an executive officer or Director from the year ended February 28, 2007 through the date of filing of this information statement on Schedule 14C.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of January 8, 2008 provided for or contributed to by our company.

Director Compensation

The following table sets forth director compensation as of December 31, 2007:

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christopher Brough (1)	2007 2006 2005	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
John R. McLane (2)	2007 2006 2005	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

(1) Mr. Brough has served as a Director since July 14, 2004, and has received no compensation as an executive officer or Director from the year ended December 31, 2007 through the date of filing of this information statement on Schedule 14C.

(2) Mr. McLane has served as a Director since September 5, 2007, and has received no compensation as a Director from the year ended December 31, 2007 through the date of filing of this information statement on Schedule 14C.

Directors of our company who are also employees do not receive cash compensation for their services as directors or members of the committees of the Board of Directors.  All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the Board of Directors or management committees.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of PlasmaTech which may result in a change in control of PlasmaTech.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDER

The following action was taken based upon the unanimous recommendation of PlasmaTech’s Board of Directors (the “Board”) and the written consent of the consenting stockholder:

ACTION 1

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE THE AUTHORIZED COMMON STOCK AND PREFERRED STOCK

The Board and the consenting stockholder unanimously adopted and approved an amendment to PlasmaTech’s Articles of Incorporation to increase the number of shares of authorized common stock, par value $0.001 per share, from 75,000,000 to 200,000,000. Such amendment is referred to as the “Authorized Shares Amendment.”

Currently, PlasmaTech has 75,000,000 shares of common stock authorized, of which 70,920,000 are issued and outstanding as of the record date, and no shares of preferred stock authorized.

The increase in the number of shares of common stock authorized provides the Company with increased financial flexibility in meeting future capital requirements. The Board believes that it is advisable and in the best interests of PlasmaTech to have available additional authorized but unissued shares of common stock in an amount adequate to provide for PlasmaTech’s future needs. The unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. The Board would be able to authorize the issuance of shares common stock for these transactions without the necessity, and related costs and delays, of either calling a special meeting of the stockholders or of waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If, in a particular transaction, stockholder approval were required by law or any stock exchanges, quotation services or markets or were otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval notwithstanding that PlasmaTech may have the requisite number of voting shares to consummate the transaction.

PlasmaTech has no current plans, proposals or arrangements to issue any shares of its common stock in connection with any transaction.

ACTION 2

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO ELIMINATE PREEMPTIVE RIGHTS OF HOLDERS OF COMMON STOCK

The Board and the consenting stockholder unanimously adopted and approved an amendment to PlasmaTech’s Articles of Incorporation to amend PlasmaTech's Articles of Incorporation to eliminate preemptive rights provided to shareholders. A preemptive right is the right of current shareholders to maintain their fractional or proportional ownership of a company by buying a proportional number of shares of any future issuance of common stock. Preemptive rights give stockholders the right to preempt any issue of stock to any other person by purchasing the stock on the same terms and conditions as offered to any non-stockholder. These rights can provide anti-takeover protection to minority shareholders in the event that a company offers to issue additional shares of its common stock to a potential suitor. In such instance, the existing stockholders would have the ability to purchase their pro rata amount, limiting the amount of shares the potential suitor could acquire. Management believes that such rights may delay or prevent future material transactions, including but not limited to materials acquisitions or financing. Additionally, in the event of such transaction, the cost of complying with such shareholder rights would be material, as PlasmaTech would be required to provide notice to all of its stockholders. As PlasmaTech is a public company, such notice would be burdensome and costly. The Board consented to the amendment to PlasmaTech’s Articles of Incorporation to eliminate preemptive rights because of the reasons provided above. The elimination of preemptive rights is a not a corporate action which gives rise to dissenters' rights under the Nevada General Corporation Law.

ADDITIONAL AND AVAILABLE INFORMATION

PlasmaTech is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the Securities and Exchange Commission (“SEC”) at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates.

STATEMENT OF ADDITIONAL INFORMATION

PlasmaTech’s Registration Statement on Form SB-2 filed with the SEC on April 20, 2006, Current Report on Form 8-K, filed on September 7, 2007, October 22, 2007 and October 29, 2007, and Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 have been incorporated herein by this reference.

PlasmaTech will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by PlasmaTech pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information

Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding PlasmaTech should be addressed to Christopher Brough, President, at PlasmaTech’s principal executive offices, at: PlasmaTech, Inc., 777 N. Rainbow Boulevard, Suite 250, Las Vegas, Nevada 89107, telephone (702) 851-1330.